UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

SGB INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Jinhuai Middle Street, Hong Hua Yuan Block 1 Unit 907
Fengze District, Quanzhou City, Fujian Province
PRC China 362300
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-13959077111
Registrant’s fax number, including area code: +86-05972265123

909 – 6081 No. 3 Road, Richmond, British Columbia, Canada V6Y 2B2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011, our board of directors appointed Longwen Lin and Peifeng Huang as directors of our company in connection with the reverse acquisition of Dragon International Resources Group Co., Limited. On May 11, 2011, Stuart Wooldridge, our former Secretary and director, resigned as a director and officer of our company; and Xin Lin resigned as the President and Chief Financial Officer of our company.

In further clarification of our current report on Form 8-K filed on May 12, 2011, we report that on May 11, our board of directors appointed Mr. Longwen Lin to serve as our Chairperson and President and Mr. Thomas Tze Khern Yeo to serve as our Chief Financial Officer and Secretary, effective at the closing of the reverse acquisition of Dragon International Resources Group Co., Limited.

Our directors and executive officers are as follows:

Longwen Lin	Chairperson, President and Director
Xin Li	Chief Executive Officer and Director
Peifeng Huang	Director
Thomas Tze Khern Yeo	Chief Financial Officer and Corporate Secretary

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed

Longwen Lin

Mr. Lin served as the president of Jindong Metal Industry Co., Ltd from 1995 to 2005 and has been a coal mining consultant for the Company and assisting in building up the Company from a bare land to fully operational mining company since 2006 . Mr. Lin graduated from Fujian Geosciences University with a degree in Metal Casting.

Mr. Lin has been our President and Chief Executive Officer and director since May 11, 2011 after the reverse acquisition of Dragon International.

We believe Mr. Lin is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Xin Li

Mr. Li has been a director of our company since September 9, 2008. Mr. Li served as our President and director from September 9, 2008 to May 11, 2011 and our Chief Executive Officer and Chief Financial Officer from January 14, 2009 to May 11, 2011. Mr. Li also served as our Secretary from September 9, 2008 to January 14, 2009.

Mr. Li has served as a director of China National Resources Development Holdings Ltd. from 2003 to 2006. He was also the President and Chief Executive Officer of SGB C&C Investments Ltd. from July 2008 to present. He was also our President, Chief Executive Officer, Chief Financial Officer and director from September 9, 2008.

We believe Mr. Li is qualified to serve on our board of directors because of his knowledge of our company’s history and operations in addition to his education and business experiences described above.

Peifeng Huang

Mr Huang has served as a production manager of Tong Duan Ping Coal Mine in Fujian Province from 1997 to 2005 and has served as coal mine production director of Yongding Shangzhai since 2006. Mr. Huang graduated from Fujian Coal University with a degree in coal mining.

Mr. Huang has been our director since May 11, 2011 after the reverse acquisition of Dragon International.

We believe Mr. Huang is qualified to serve on our board of directors because his education and business experiences described above.

Thomas Tze Khern Yeo, Chief Financial Officer and Corporate Secretary

Mr. Yeo has been our Chief Financial Officer and Corporate Secretary since May 11, 2011 after the reverse acquisition of Dragon International.

Mr Yeo is also the Chief Financial Officer and Company Secretary of a Singapore Main Board listed company, Sunshine Holdings Limited since 2009. Mr Yeo has served as an executive management staff of PKF Accounting Firm in Shanghai from 2007 to 2008, a senior manager of Lehman Brown Accounting firm in Shanghai from 2006 to 2007 and served as a audit manager in Ernst and Young Beijing Office and Singapore office from 1999 to 2006. Mr Yeo has years of working experience in accounting and financial management in private held and public-listed companies and also as an auditor in a big-four audit firm. Mr Yeo is non-practicing member of CPA Singapore, Australia and Hong Kong with a Master in Practicing Accounting from Monash University Australia. Mr. Yeo has been our Chief Financial Officer and Corporate Secretary since May 11, 2011 after the reverse acquisition of Dragon International.

We believe Mr. Yeo is qualified to serve on our board of directors because his education and business experiences described above.

There are no family relationships between our directors and executive officers.

Exhibits

99.1 news release dated May 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS, INC.

Per:
/s/ Xin Li
Xin Li
Chief Executive Officer, Director
May 16, 2011